Exhibit 25.1

FORM T-1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)           ☐

THE BANK OF NEW YORK

(Exact name of trustee as specified in its charter)

New York	13-5160382
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

One Wall Street, New York, N.Y.	10286
(Address of principal executive offices)	(Zip code)

Graham Packaging Company, L.P.
(Exact name of obligor as specified in its charter)

Delaware	23-278668
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

GPC Capital Corp. I
(Exact name of obligor as specified in its charter)

Delaware	23-295240
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Exact Name of Registrant as Specified in Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Graham Packaging Holdings Company	Pennsylvania	23-2553000
GPC Capital Corp. II	Delaware	23-2952404
GPC Opco GP, LLC	Delaware	23-2952405
GPC Sub GP, LLC	Delaware	23-2952400
Graham Packaging Latin America, LLC	Delaware	23-2946827
Graham Packaging Poland, L.P.	Pennsylvania	23-2855283
Graham Recycling Company, L.P.	Pennsylvania	23-2636186
Graham Packaging France Partners	Pennsylvania	23-2850220
Graham Packaging West Jordan LLC	Utah	04-3642518
Graham Packaging Acquisition Corp.	Delaware	75-3168236

Graham Packaging Plastic Products Inc.	Delaware	95-2097550
Graham Packaging PET Technologies, Inc.	Delaware	06-1088896
Graham Packaging Regioplast STS Inc.	Delaware	34-1743397
Graham Packaging International Products Inc.	Delaware	34-1880159
Graham Packaging Leasing USA Inc.	Delaware	61-1216682
Graham Packaging Comerc USA Inc.	Delaware	61-1216688
Graham Packaging Controllers USA Inc.	Delaware	61-1216684
Graham Packaging Technological Specialties Inc.	Delaware	61-1216686

2401 Pleasant Valley Road York, Pennsylvania (Address of principal executive offices)	17402 (Zip code)

9 7/8% Senior Subordinated Notes due 2014
(Title of the indenture securities)

1.                                      General information.  Furnish the following information as to the Trustee:

(a)                                  Name and address of each examining or supervising authority to which it is subject.

Name	Address

Superintendent of Banks of the State of New York	One State Street, New York, N.Y. 10004-1417, and Albany, N.Y. 12223

Federal Reserve Bank of New York	33 Liberty Street, New York, N.Y. 10045

Federal Deposit Insurance Corporation	Washington, D.C. 20429

New York Clearing House Association	New York, New York 10005

(b)                                  Whether it is authorized to exercise corporate trust powers.

Yes.

2.                                      Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.                               List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.                                       A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers.  (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195.)

4.                                       A copy of the existing By-laws of the Trustee.  (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121195.)

6.                                       The consent of the Trustee required by Section 321(b) of the Act.  (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-106702.)

7.                                       A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 18th day of May, 2005.

THE BANK OF NEW YORK

By:	/s/ ROBERT A. MASSIMILLO
Name:	ROBERT A. MASSIMILLO
Title:	VICE PRESIDENT

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK

of One Wall Street, New York, N.Y. 10286
And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business December 31, 2004, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts In Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$3,866,500
Interest-bearing balances	8,455,170
Securities:
Held-to-maturity securities	1,885,665
Available-for-sale securities	20,781,508
Federal funds sold and securities purchased under agreements to resell
Federal funds sold in domestic offices	3,730,007
Securities purchased under agreements to resell	847,805
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	36,195,743
LESS: Allowance for loan and lease losses	587,611
Loans and leases, net of unearned income and allowance	35,608,132
Trading Assets	4,174,521
Premises and fixed assets (including capitalized leases)	949,424
Other real estate owned	754
Investments in unconsolidated subsidiaries and associated companies	268,366
Customers’ liability to this bank on acceptances outstanding	52,800
Intangible assets
Goodwill	2,746,404
Other intangible assets	758,137
Other assets	8,013,234
Total assets	$92,138,427

LIABILITIES
Deposits:
In domestic offices	$41,480,131
Noninterest-bearing	16,898,525
Interest-bearing	24,581,606
In foreign offices, Edge and Agreement subsidiaries, and IBFs	24,028,722
Noninterest-bearing	576,431
Interest-bearing	23,452,291
Federal funds purchased and securities sold under agreements to repurchase
Federal funds purchased in domestic offices	1,040,432
Securities sold under agreements to repurchase	491,007
Trading liabilities	2,724,930
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	4,780,573
Not applicable
Bank’s liability on acceptances executed and outstanding	54,517
Subordinated notes and debentures	2,390,000
Other liabilities	6,901,014
Total liabilities	$83,891,326

Minority interest in consolidated subsidiaries	140,499

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,284
Surplus (exclude all surplus related to preferred stock)	2,087,221
Retained earnings	4,892,420
Accumulated other comprehensive income	-8,323
Other equity capital components	0
Total equity capital	8,106,602
Total liabilities, minority interest, and equity capital	$92,138,427

I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas J. Mastro,
Senior Vice President and Comptroller

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Thomas A. Renyi
Gerald L. Hassell	Directors
Alan R. Griffith